DEMAND NOTE

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NASSAU    )

                                                October 15, 1996

$100,000.00

          FOR VALUE RECEIVED, Trade Winds Environmental Restoration, Inc. ("Maker"), a ________________ Corporation, hereby covenants and promises to pay to Anthony Towell whose address is 130 West 10th St., Huntington Station, NY 11746 or order, at Payee's address first above written or at such other address as Payee may designate in writing, One Hundred Thousand Dollars ($100,000.00), lawful money of the United States of America, which principal shall be payable, with interest, at twelve percent (12%) upon demand.

Maker covenants and agrees with Payee as follows:

        1. Maker will pay the indebtedness evidenced by this Note as provided herein.

        2. Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty.

        3. Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor or this Note. Maker and all guarantors, endorsers and sureties consent that Payee at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

        4. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by the mailing of such notice or demand by certified or registered mail, return receipt requested, addressed, if to Maker, at Maker's address first above written, or if to Payee, at Payee's address first above written. Either part, may change its address by like notice to the other party.

        5. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of New York.

        6.  It  is  further   understood   and   agreed   that  this  Note  is
unconditionally guaranteed by Comprehensive Environmental Systems, Inc.

        7. It is further understood and agreed that in the event of non-payment and such default should continue for a period of five (5) days after demand should the holder of this Note be required to retain legal counsel to collect this Note the undersigned shall be responsible for the payment of reasonable attorney's fees as well as additional interest at the rate of fourteen percent (14%) and costs and disbursements.

        IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.

In the presence of:

                                         Trade Winds Environmental
                                                Restoration, Inc.


                                     By: /s/ Michael F. O'Reilly
                                        ------------------------------------
                                         Michael F. O'Reilly/President



                                     GUARANTY

                                     Comprehensive Environmental
                                         Systems, Inc. (Guarantor)


                                     By: /s/Michael F. O'Reilly
                                        ------------------------------------
                                         Michael F. O'Reilly/President

                                ANTHONY P. TOWELL
                       C/O Eastco Industrial Safety Corp.
                               130 W. 10th Street
                       Huntington Station, New York 11746
                               Phone: 516-427-1802
                                Fax: 516-427-1840


4 March, 1997

Mr. Michael O'Reilly, President
Comprehensive Environmental Systems, Inc.
72B Cabot Street
West Babylon, NY 11704

Dear Michael:

In connection with my personal annual accounting review, it was brought to my attention that the $100,000 loan advanced by me in October 1996 to Comprehensive Environmental Systems, Inc. (COEV) is in form a simple promissory note which accordingly does not appropriately reflect the agreed upon option to convert into COEV stock. As established at the time the loan was made, its principal and the 12% annual interest payable upon it is convertible at the holder's option at any time into unregistered shared of COEV stock at the rate of $.25 per share (or into 400,000 shares for the principal and incremental shares should the interest or any part be presented for conversion).

I believe the above correctly sets forth our agreement last October. If, as I expect, you concur, please sign in the place indicated below confirming our earlier understanding.

With kindest personal regards,

/s/ Anthony Towell

Tony Towell


AGREED AND CONFIRMED
AS AT OCTOBER, 1996
AND MARCH, 1997

COEV

/s/ Michael O'Reilly
---------------------------
Michael O'Reilly

Windswept
Environmental Group, Inc.


January 7, 1998


Anthony P. Towell
Eastco Industrial Safety Corp
130 W. 10th Street
Huntington Station, NY 11746

Dear Tony:

In accordance with our board resolution of December 30, 1997, all stock options previously held by you prior to December 29, 1997 are to be repriced at $.22.

Furthermore your convertible note for $100,000 convertible at $.25 was based on our stock price of $.375. The significance of this price was that it represented the last repricing of stock options by the board in 1996. In accordance with the aforementioned board resolution your convertible note is to be repriced at $.15 (67% of the present $.22 share repricing). Therefore your note will now be convertible into 666,667 shares of common stock. All other terms to remain the same.

Attached please find your option grant for 1997. Thank you for all of your tremendous guidance and assistance.


Very truly yours,

/s/ Michael O'Reilly

Michael O'Reilly
Chief Executive Officer

Windswept
Environmental Group, Inc.


August 6, 1999

Mr. Anthony Towell
Worksafe Industries, Inc.
130 W. 10th Street
Huntington Station, NY 11746


Dear Mr. Towell:

Please acknowledge that with respect to the $100,000 balance on the 12% interest bearing demand note dated October 15, 1996, convertible at $.25 per share, you hereby agree to not demand repayment prior to August 1, 2000.


Respectfully,

/s/ Daniel G. Rosenberg

Daniel G. Rosenberg
Chief Financial Officer


Accepted:




/s/ Anthony P. Towell
-----------------------------------
Mr. Anthony Towell       Date